                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                EXCHANGE ACT OF 1934 (AMENDMENT NO.           )

     Filed by the Registrant [X]
     Filed by a Party other than the Registrant [ ]
     Check the appropriate box:
     [ ] Preliminary Proxy Statement       [ ] Confidential, for Use of the
                                               Commission Only (as permitted by
                                               Rule 14a-6(e)(2))
     [X] Definitive Proxy Statement
     [ ] Definitive Additional Materials
     [ ] Soliciting Material Pursuant to sec. 240.14a-11(c) or sec. 240.14a-12

                             Greyhound Lines, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
     [X] No fee required.
     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(l) and
         0-11.

     (1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------
     (5) Total fee paid:

--------------------------------------------------------------------------------

     [ ] Fee paid previously with preliminary materials.

     [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

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     (2) Form, Schedule or Registration Statement No.:

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     (3) Filing Party:

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     (4) Date Filed:

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

                             GREYHOUND LINES, INC.
                       15110 N. DALLAS PARKWAY, SUITE 600
                              DALLAS, TEXAS 75248
                                 (972) 789-7000
  [GREYHOUND LINES, INC. LOGO]
                             ---------------------

Dear Stockholder:

     I hope you will join us for the Annual Meeting here in Dallas on May 20. The attached proxy statement has all the details.

     To help you get here, we're offering stockholders a free ride on Greyhound:

     - If you come to the Annual Meeting on Greyhound, we will refund 50 percent of the fare.

     - If you come to the Annual Meeting, and if you also write a letter to me about your trip, we will refund 100 percent of the fare.

     My request: be a real customer. For fare and schedule information, call 1-800-231-2222. Go to the ticket counter and buy a ticket with cash or a credit card. Don't ask our employees for preferential treatment.

     The fine print: you must be eligible to vote at the 1997 Annual Meeting. If you live a long way from Dallas and are short of time, you can fly to a nearby city and ride Greyhound the final leg. And if you live in the Dallas-Fort Worth area, take a trip before May 20, date and destination of your choice.

     Meanwhile, to keep you informed about your company's progress, we post every news release on our home page on the World Wide Web the day it is released to the news media. Please visit us at www.greyhound.com. Now that we're using this instant medium of communication, we will no longer publish quarterly financial reports. If you need a printed copy of the quarterly earnings news release, please send your request to our Investor Relations department.

     Thanks for your support in our campaign to bring a new era of growth and financial success for the nation's leading ground transportation company. I hope to see you in Dallas on May 20.

                                            Sincerely,

                                            /s/ CRAIG LENTZSCH
                                            -----------------------
                                            CRAIG LENTZSCH
                                            President and
                                            Chief Executive Officer

                             GREYHOUND LINES, INC.
                       15110 N. DALLAS PARKWAY, SUITE 600
                              DALLAS, TEXAS 75248
                                 (972) 789-7000
  [GREYHOUND LINES, INC. LOGO]
                             ---------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON MAY 20, 1997

                             ---------------------

     Notice is hereby given that the Annual Meeting of Stockholders of Greyhound Lines, Inc., a Delaware corporation (the "Company"), will be held on Tuesday, May 20, 1997, at 10:00 a.m., CDT, at The Westin Hotel, Galleria Dallas, Galleria III Room, 13340 Dallas Parkway, Dallas, Texas 75240, for the following purposes:

        1. To elect three directors to serve as Class III directors for terms expiring in 2000 or until their respective successors are elected and qualified; and

        2. To ratify the appointment of Arthur Andersen LLP as independent public accountants for the Company for the fiscal year ending December 31, 1997; and

        3. To transact such other business as may properly come before the meeting or any adjournment(s) thereof.

     The Board of Directors has fixed the close of business on April 1, 1997 as the record date for determining the stockholders entitled to notice of, and to vote at, the meeting or any adjournment(s) thereof. A list of such stockholders will be maintained at the office of the Secretary of the Company during the ten-day period prior to the date of the meeting and will be available for inspection by stockholders, for any purpose germane to the meeting, during normal business hours of the Company.

     You are cordially invited to attend the meeting. However, whether or not you expect to attend the meeting in person, you are urged to sign, date and return the enclosed proxy card in the accompanying envelope as soon as practicable to ensure that your shares of stock may be represented and voted in accordance with your wishes and to ensure the presence of a quorum at the meeting. So that the Company may plan for the meeting, you are requested to mark the space provided on the enclosed proxy card if you expect to attend the meeting in person.

                                            By Order of the Board of Directors,

                                            /s/ MARK E. SOUTHERST
                                            -----------------------------------
                                            MARK E. SOUTHERST
                                            Vice President and
                                            General Counsel and Secretary

Dallas, Texas
April 16, 1997

                             GREYHOUND LINES, INC.
                       15110 N. DALLAS PARKWAY, SUITE 600
                              DALLAS, TEXAS 75248
                                 (972) 789-7000
  [GREYHOUND LINES LOGO]
                             ---------------------

                                PROXY STATEMENT
                                 APRIL 16, 1997

                             ---------------------

                         ANNUAL MEETING OF STOCKHOLDERS

                             ---------------------

                              GENERAL INFORMATION

     This Proxy Statement is being furnished by the Board of Directors (the "Board of Directors") of Greyhound Lines, Inc., a Delaware corporation (the "Company"), to the holders of common stock (the "Common Stock") of the Company in connection with a solicitation of proxies for use at the Annual Meeting of Stockholders (the "Annual Meeting") to be held on Tuesday, May 20, 1997, at 10:00 a.m., CDT, at The Westin Hotel, Galleria Dallas, Galleria III Room, 13340 Dallas Parkway, Dallas, Texas 75240, or any adjournment(s) thereof.

     A proxy delivered pursuant to this solicitation is revocable at the option of the person giving the same at any time before it is exercised. A proxy may be revoked, prior to its exercise, by (i) executing and delivering a later-dated proxy card; or (ii) by delivering written notice of revocation of the proxy to the Secretary of the Company before or at the Annual Meeting; or (iii) by attending and voting at the Annual Meeting. Attendance at the Annual Meeting, in and of itself, will not constitute a revocation of a proxy.

     The shares represented by the enclosed proxy will be voted in accordance with the stockholder's directions if the proxy is duly executed and returned on or before the day of the Annual Meeting. If the enclosed proxy card is duly executed and timely returned, but no directions are specified in the proxy, the shares will be voted (i) FOR the election of the director nominees recommended by the Board of Directors; (ii) FOR the ratification of the appointment of Arthur Andersen LLP as independent public accountants for the Company for the fiscal year ending December 31, 1997; and (iii) in accordance with the discretion of the named attorneys-in-fact on other matters, if any, properly brought before the Annual Meeting.

     The expense of preparing, printing and mailing this Proxy Statement and of soliciting the proxies sought hereby will be borne by the Company. In addition to the use of the mails, officers, directors and regular employees of the Company, none of whom will receive additional compensation therefor, may solicit proxies in person or by telephone, facsimile or similar transmission. The Company also will reimburse brokerage firms, banks, nominees, custodians and fiduciaries for the cost of forwarding proxy materials to the beneficial owners of the Common Stock as of the record date. The Company has retained Kissel-Blake Inc. as its proxy solicitor for the Annual Meeting. Kissel-Blake Inc. will receive a fee of $6,500 (plus reimbursement of out-of-pocket expenses) for its services in the solicitation of proxies, including the solicitation of proxies from brokerage firms, banks, nominees, custodians and fiduciaries. Your cooperation in promptly signing and returning the enclosed proxy card will help the Company avoid additional expense.

     On April 1, 1997, the Company had 58,618,077 shares of Common Stock outstanding, and there were no outstanding shares of any other class of stock. Each share of Common Stock entitles the holder to one vote. Only stockholders of record at the close of business on April 1, 1997 will be entitled to notice of, and to vote at, the Annual Meeting.

     This Proxy Statement and the enclosed proxy card are first being mailed to stockholders on or about April 16, 1997.

                  OUTSTANDING VOTING SECURITIES OF THE COMPANY
                         AND PRINCIPAL HOLDERS THEREOF

     The following table sets forth the ownership of the outstanding shares of Common Stock as of February 28, 1997 (except as otherwise noted below), held by persons believed by the Company to beneficially own more than 5% of the outstanding shares of the Common Stock, by directors of the Company, by the Named Executive Officers (see "EXECUTIVE COMPENSATION -- Compensation") and by all the directors, Named Executive Officers and executive officers of the Company as a group, and the percentage of the outstanding shares of Common Stock represented thereby. Except as otherwise noted below, each of the directors, Named Executive Officers, executive officers and 5% stockholders has sole voting and investment power with respect to all shares beneficially owned by them.

                     NAME AND ADDRESS                              AMOUNT          PERCENT
                    OF BENEFICIAL OWNER                      BENEFICIALLY OWNED    OF CLASS
                    -------------------                      ------------------    --------
Snyder Capital Management, Inc. ...........................      8,747,001          15.0%
  350 California Street
  Suite 1460
  San Francisco, California 94104(a)

                                                                   AMOUNT          PERCENT
                 NAME OF BENEFICIAL OWNER                    BENEFICIALLY OWNED    OF CLASS
                 ------------------------                    ------------------    --------
Named Executive Officers and Directors(b):
Thomas G. Plaskett.........................................        110,666              *
Richard J. Caley...........................................         62,023              *
Linda Chavez...............................................          3,333              *
Craig R. Lentzsch..........................................        739,109            1.3%
A. A. Meitz................................................          3,333              *
Frank L. Nageotte..........................................         17,776              *
Alfred E. Osborne, Jr......................................         23,661              *
Stephen M. Peck............................................         58,066              *
Ernest P. Werlin...........................................          6,666              *
Jack W. Haugsland..........................................        183,333              *
Steven L. Korby............................................        145,000              *
Bradley T. Harslem(c)......................................        140,000              *
J. Floyd Holland...........................................        174,879              *
All directors, Named Executive Officers and other executive
  officers of the Company as a group (26 persons)(b).......      2,195,884            3.6%

---------------

 *  Less than 1%.

(a) The information is as of February 28, 1997, based on information reported to the Company by Snyder Capital Management, Inc. As of that date, Snyder Capital Management, Inc. reported that it had shared power to vote 526,262 shares, no voting power for 816,697 shares and shared power to dispose of 526,262 shares.

(b) The following table sets forth, as of February 28, 1997, the details of Common Stock deemed beneficially owned by each of the directors and Named Executive Officers of the Company and by all directors, Named Executive Officers and executive officers of the Company as a group:

                                                       COMMON         COMMON
                                                       STOCK           STOCK
                                                    BENEFICIALLY      OPTIONS
                                                       OWNED        EXERCISABLE      TOTAL
                                                    ------------    -----------    ---------
Thomas G. Plaskett................................         --          110,666       110,666
Richard J. Caley..................................      5,000           57,023        62,023
Linda Chavez......................................         --            3,333         3,333
Craig R. Lentzsch.................................     57,109          682,000       739,109
A. A. Meitz.......................................         --            3,333         3,333
Frank L. Nageotte(1)..............................     10,000            7,776        17,776
Alfred E. Osborne, Jr.(1).........................      6,328           17,333        23,661
Stephen M. Peck...................................     51,400            6,666        58,066
Ernest P. Werlin..................................         --            6,666         6,666
Jack W. Haugsland.................................     20,000          163,333       183,333
Steven L. Korby...................................         --          145,000       145,000
Bradley T. Harslem................................     12,500          127,500       140,000
J. Floyd Holland(2)...............................      4,229          170,650       174,879
All directors, Named Executive Officers and other
  executive officers of the Company as a group (26
  persons)........................................    176,155        2,019,729     2,195,884

---------------

(1) Beneficial ownership of shares is disclaimed by the following named persons in the amounts indicated: Mr. Nageotte -- 10,000 shares; Dr.
    Osborne -- 3,164 shares.

(2) The named person disclaims beneficial ownership of 2,120 shares currently held by the Greyhound Lines 401(k) trust.

(c) Mr. Harslem resigned as the Company's Senior Vice President -- Information Services and Chief Information Officer effective December 31, 1996.

                                 PROPOSAL NO. 1

                             ELECTION OF DIRECTORS

     Action will be taken at the Annual Meeting for the election of three directors to serve as Class III directors for terms expiring in 2000 or until their respective successors are elected and qualified.

     It is intended that the attorneys-in-fact named in the proxy card will vote FOR the election of the three director nominees listed below, unless instructions to the contrary are given therein. The three nominees have indicated that they are able and willing to serve as directors. However, if some unexpected occurrence should require the substitution of some other person or persons for any one or more of the nominees, it is intended that the attorneys-in-fact will vote FOR such substitute nominees as the Board of Directors may designate.

     The following sets forth the names, ages and principal occupations of, and other directorships held by, the nominees for director to be elected pursuant to Proposal No. 1:

NOMINEES FOR ELECTION AS CLASS III DIRECTORS, WHOSE TERMS WILL EXPIRE IN 2000:

     Richard J. Caley (age 70) was appointed a director of the Company on October 31, 1991. From 1978 to 1982, Mr. Caley served as President of Wilson Sporting Goods Co., a division of PepsiCo Inc. From 1971 to 1978, Mr. Caley served as President of the PepsiCo Transportation Division and Chairman of the Board and Chief Executive Officer of North American Van Lines. Mr. Caley retired in 1982, although from May 15,

1989 to November 15, 1989, Mr. Caley served as President, Chief Operating Officer and a director of HEM Pharmaceuticals.

     Linda Chavez (age 49) was elected to the Board of Directors on November 21, 1995. Ms. Chavez has been President of the Center For Equal Opportunity since 1995. Ms. Chavez, a political commentator, writes a syndicated newspaper column and has contributed articles to the USA Today, Wall Street Journal, The New Republic and the Washington Post. Ms. Chavez has appeared on The McLaughlin Group and NewsHour with Jim Lehrer. From 1988 to 1995, Ms. Chavez was a Senior Fellow at the Manhattan Institute for Policy Research. In 1985, Ms. Chavez was appointed Director of the Office of Public Liaison for the White House and from 1983 to 1985 was Director of the U.S. Commission on Civil Rights.

     A. A. Meitz (age 59) was elected to the Board of Directors on November 21, 1995. Mr. Meitz is a retired Senior Vice President of Booz Allen & Hamilton, where he was employed from 1965 to 1994. From 1981 to 1983, Mr. Meitz served as a member of that firm's board of directors. Mr. Meitz also serves as a director of Banctec, Inc., Associated Materials Corporation, and Northern Trust Bank of Texas. He is a member of the Executive Board of the Cox School of Business at Southern Methodist University. Mr. Meitz was also the Chairman of the Texas Senate Advisory Committee on Business, Technology and Education from 1984 to 1985.

                              CONTINUING DIRECTORS

     The following sets forth the names, ages and principal occupations of, and other directorships held by, the serving directors whose terms of office will continue after the Annual Meeting:

CLASS I DIRECTORS, WHOSE TERMS WILL EXPIRE IN 1998:

     Craig R. Lentzsch (age 48) was elected to the Board of Directors on August 26, 1994. Effective November 15, 1994, Mr. Lentzsch became President and Chief Executive Officer of the Company. Mr. Lentzsch also served as Chief Financial Officer of the Company from November 22, 1994 to April 10, 1995. Mr. Lentzsch previously served as Executive Vice President and Chief Financial Officer of Motor Coach Industries International, Inc., where he had been employed from 1992 to 1994; as President and Chief Executive Officer of Continental Asset Services, Inc. from 1991 to 1992; as a private consultant to, and investor in, Storehouse, Inc. from 1983 to 1991 and Communication Partners, Ltd. from 1989 to 1991; as Vice Chairman, Executive Vice President and a director of the Company from March 1987 to December 1989; and as Co-founder and President of BusLease, Inc. from 1980 to 1989. Mr. Lentzsch also serves as a director of Hastings Entertainment, Inc. and Enginetech, Inc.

     Frank L. Nageotte (age 70) was elected to the Board of Directors on February 27, 1995. Mr. Nageotte was a director of Motor Coach Industries International, Inc. from 1993 to 1995 and of Greyhound Lines, Inc. from 1987 to 1990 and currently serves as a director of Citizens Auto Stages. From 1982 to 1987, Mr. Nageotte served as President and Chief Operating Officer of The Greyhound Corporation, where he was Chief Executive Officer of the Company's predecessor from 1978 to 1982. Mr. Nageotte worked for the Company's predecessor for 40 years.

     Thomas G. Plaskett (age 53) was elected to the Board of Directors on May 10, 1994. From August 9, 1994 to November 14, 1994, Mr. Plaskett served as Interim President and Chief Executive Officer of the Company, and from October 19, 1994 to November 22, 1994, served as Acting Chief Financial Officer of the Company. On February 27, 1995, Mr. Plaskett was elected as the Company's Chairman of the Board. Since 1991, Mr. Plaskett has served as managing director of Fox Run Capital Associates, a privately held advisory firm. On September 16, 1996, Mr. Plaskett was elected Chairman of the Board of Neostar Retail Group, which filed for bankruptcy in September 1996 and is in the process of being liquidated. Previously, Mr. Plaskett served as President and Chief Executive Officer of Pan Am Corporation from 1988 to 1991; and as President and Chief Executive Officer of Continental Airlines from 1986 to 1987. Mr. Plaskett also serves as a director of Tandy Corporation, Neostar Retail Group, Probex Corporation and Smart and Final, Inc.

CLASS II DIRECTORS, WHOSE TERMS WILL EXPIRE IN 1999:

     Alfred E. Osborne, Jr. (age 52) was elected to the Board of Directors on May 10, 1994. Since 1987, Dr. Osborne has served as Director of the Harold Price Center for Entrepreneurial Studies and Associate Professor of Business Economics at the John E. Anderson Graduate School of Management at the University of California at Los Angeles. Dr. Osborne formerly served as Director of the MBA Program, Assistant Dean and Associate Dean at UCLA. Dr. Osborne is also an independent general partner of Technology Funding Venture Partners V, a trustee of the Sierra Trust Funds and a director of Nordstrom, Inc., SEDA Specialty Packaging Corporation, The Times Mirror Company and United States Filter Corporation.

     Stephen M. Peck (age 62) was elected to the Board of Directors on May 31, 1995. Mr. Peck is currently a money manager at Gilder, Gagnon, Howe & Co. From March 1989 to December 1994, Mr. Peck was a General Partner of SMP Associates, L.P., an investment partnership. Formerly, he was a Managing and Special Partner of Weiss, Peck & Greer and participated in its founding in 1970. From 1986 to mid-1988 he served as Chief Investment Officer and a director of Reliance Insurance Company. From May 1985 to January 1988, Mr. Peck served as a director of Tiger International. He was elected a Governor of the New York Stock Exchange, Inc. in 1969, served as Vice Chairman of the Board of Governors from May 1971 to July 1972, and served as Chairman of its Surveillance Committee from December 1974 to May 1978. Mr. Peck served as a member of the Audit Committee of the City of New York from February 1979 to February 1981. Mr. Peck is currently Chairman of the Board of Trustees of the Mount Sinai Hospital and School of Medicine, a member of the Board of Trustees of the Manhattan Institute for Policy Research, and a member of the Board of the Jewish Theological Seminary of America.

     Ernest P. Werlin (age 52) was elected to the Board of Directors on May 31, 1995. Mr. Werlin is currently President of High View Capital. He also served as Co-Chairman of the Board of Jamesway Corporation from 1995 to November 1996. From 1992 to March 1995, Mr. Werlin was employed by Steinhardt Management. From April 1990 to 1992, Mr. Werlin was a private investor. From January 1989 to April 1990, Mr. Werlin was Managing Director of Stamford Capital. From August 1988 to December 1988, Mr. Werlin was an Associate Managing Director of Bear, Stearns & Company. He was employed by Morgan Stanley & Company from April 1980 to May 1988 as the Chairman of the Fixed Income New Product Development Committee and as Managing Director, Manager of Corporate Bond Trading desk and Special Situations. From April 1978 to April 1980, Mr. Werlin served as Co-Manager of the Corporate Bond Department of Donaldson, Lufkin & Jenrette. He also served as Senior Administrator to the President of Lehman Brothers from June 1976 to April 1978. Additionally, from July 1991 to June 1992, Mr. Werlin was a director of Todd Shipyards.

COMMITTEES AND MEETINGS OF THE BOARD OF DIRECTORS

     The following discussion of meetings of the Board of Directors or the committees thereof relates solely to meetings occurring during the period from January 1, 1996 through December 31, 1996.

     The Company has the following standing committees of the Board of Directors, whose present members are identified below:

     Messrs. Plaskett (Chairperson), Lentzsch and Nageotte currently serve as members of the Executive Committee. During the fiscal year ended December 31, 1996, this committee met once. The Executive Committee possesses the powers and discharges the duties of the Board of Directors during interim periods between meetings of the full Board of Directors.

     Dr. Osborne (Chairperson), Ms. Chavez and Mr. Werlin currently serve as members of the Audit Committee. During the fiscal year ended December 31, 1996, this committee met eight times. The Audit Committee is responsible for determining that appropriate procedures exist and are observed relating to financial reporting and disclosure and that required accounting practices, policies and procedures and internal control systems are established and adhered to in the preparation of the Company's financial reports and financial disclosures. The Audit Committee also is responsible for recommending the engagement of the independent public accountants to the Board of Directors.

     Messrs. Caley (Chairperson), Meitz and Peck currently serve as members of the Compensation and Organization Committee. During the fiscal year ended December 31, 1996, this committee met five times. The Compensation and Organization Committee is responsible for reviewing all compensation-related matters, including the compensation of the executive officers of the Company. The Compensation and Organization Committee is authorized to retain a compensation consultant to advise it on compensation arrangements for the senior management of the Company.

     Messrs. Lentzsch (Chairperson), Caley and Plaskett currently serve as members of the Committee on Directors. The Committee on Directors met once during the fiscal year ended December 31, 1996. The Committee on Directors is responsible for nominating candidates to serve as directors of the Company and reviewing director compensation and performance.

     During the fiscal year ended December 31, 1996, the Board of Directors met, telephonically or in person, six times. No member of the Board of Directors attended less than 75% of the total number of meetings held by the Board of Directors and the committees on which the director served.

     The Board of Directors' intent is to modify committee assignments and chairpersonships periodically.

STOCKHOLDER NOMINATION OF DIRECTOR CANDIDATES

     The Bylaws of the Company provide that any stockholder of record who is entitled to vote for the election of directors at a meeting called for that purpose may nominate persons for election to the Board of Directors subject to the following notice requirements:

     A stockholder desiring to nominate a person for election to the Board of Directors must send a written notice to the Secretary of the Company setting forth (i) as to each person who the stockholder proposes to nominate, all information required to be disclosed in solicitations of proxies for election of directors, or as otherwise required, pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (including such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected); (ii) as to the stockholder giving the notice, (A) the name and address of such stockholder as it appears on the Company's books, and (B) the class and number of shares of the Company that are owned of record and beneficially by such stockholder; and (iii) as to the beneficial owner, if any, on whose behalf the nomination is made, (A) the name and address of that person, and (B) the class and number of shares of the Company that are owned beneficially by such person.

     Pursuant to the Company's Bylaws, to be timely, notice of persons to be nominated by a stockholder as a director at an annual or a special meeting of the Board of Directors must be delivered to or mailed and received at the principal executive offices of the Company (i) in the case of an annual meeting, not more than 90 days nor less than 60 days before the first anniversary of the preceding year's meeting (any time from February 20, 1998, to and including March 20, 1998 with respect to the 1998 annual meeting), or (ii) in the event that the date of the annual meeting is changed by more than 30 days from such anniversary date and in the case of a special meeting, notice must be received not later than the close of business on the tenth day following the earlier of the day on which notice of the date of the meeting was made or on which public disclosure of the meeting date was made. The obligation of stockholders to comply with the foregoing Bylaw provision is in addition to the requirements of the proxy rules if the stockholder intends to solicit proxies in favor of the election of the nominee(s).

                                 PROPOSAL NO. 2

       RATIFICATION OF THE APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     The Company's financial statements for the fiscal year ended December 31, 1996 have been audited by Arthur Andersen LLP, independent public accountants. A representative of Arthur Andersen LLP will be available at the Annual Meeting to make an appropriate statement, if desired, and will be available to respond to appropriate questions from stockholders.

     The Board of Directors has appointed Arthur Andersen LLP as independent public accountants to examine the Company's financial statements for the fiscal year ending December 31, 1997, effective upon ratification by the stockholders of such appointment. Unless otherwise directed, the Proxy will be voted FOR the ratification of this appointment.

     Although stockholder ratification is not required for the selection of Arthur Andersen LLP, since the Board of Directors has the responsibility for the selection of the Company's independent auditors, the Board of Directors is submitting the selection for ratification with a view towards soliciting the stockholders' opinion thereon, which may be taken into consideration in future deliberations. Moreover, such ratification will not obligate the Company to continue the services of such firm. If the appointment is not ratified, the Board must then determine whether to appoint other auditors before the end of the current fiscal year, and in such case, stockholders' opinions would be taken into consideration.

BOARD RECOMMENDATION

     The Board of Directors unanimously recommends a vote FOR the ratification of the appointment of Arthur Andersen LLP as independent public accountants of the Company for the fiscal year ending December 31, 1997.

                             EXECUTIVE COMPENSATION

COMPENSATION

     The following table sets forth all compensation, including bonuses, restricted stock and stock option awards and other payments, paid or accrued by the Company during each of the fiscal years ended December 31, 1996, 1995 and 1994, to or for the Chief Executive Officer of the Company, and the four other most highly compensated executive officers of the Company (the Chief Executive Officer and such other officers collectively being the "Named Executive Officers").

                           SUMMARY COMPENSATION TABLE

                                                                                              LONG-TERM
                                                                                            COMPENSATION
                                                      ANNUAL COMPENSATION              -----------------------
                                           -----------------------------------------           AWARDS
                                                                           OTHER       -----------------------
                                                                           ANNUAL      RESTRICTED   SECURITIES    ALL OTHER
                                                                          COMPEN-        STOCK      UNDERLYING     COMPEN-
    NAME AND PRINCIPAL POSITION     YEAR   SALARY($)(1)   BONUS($)(2)   SATION($)(3)    AWARD($)    OPTIONS(#)   SATION($)(4)
    ---------------------------     ----   ------------   -----------   ------------   ----------   ----------   ------------
Craig R. Lentzsch(5)                1996     350,013        112,228        86,603        55,163      100,000        86,169
President and Chief                 1995     350,000        175,000            --             0      440,000        79,836
Executive Officer and Director      1994      45,096              0            --             0      400,000       350,000
Jack W. Haugsland(6)                1996     225,008         79,029            --        36,775       60,000        55,393
Executive Vice President            1995     141,490         64,000            --             0      400,000       154,815
and Chief Operating Officer         1994           0              0            --             0            0             0
Steven L. Korby(7)                  1996     212,408         55,723            --             0       50,000        55,062
Executive Vice President and        1995     160,373         54,009            --             0      350,000       110,090
Chief Financial Officer             1994           0              0            --             0            0             0
Bradley T. Harslem(8)               1996     187,257         61,242            --        33,098       35,000        32,989
Former Senior Vice President --     1995     170,750         52,630            --             0      202,500        34,653
Information Services and Chief      1994     141,831              0            --             0       55,000         1,642
Information Officer
J. Floyd Holland                    1996     155,956         36,735            --             0       30,000        50,310
Senior Vice President --            1995     145,000         43,500        19,293             0      158,000        60,140
Operations                          1994     131,968              0        14,460             0       30,000         4,390

---------------

(1) Represents annual salary, including compensation deferred by the Named Executive Officer pursuant to the Company's 401(k) and non-qualified savings plans.

(2) Represents annual bonus earned by the Named Executive Officer for the relevant fiscal year.

(3) In 1996, for Mr. Lentzsch, $50,000 is for reimbursement of the loss on the sale of Mr. Lentzsch's personal residence in connection with his relocation to Dallas, Texas after joining the Company in 1994. With respect to Mr. Holland, $12,000, in 1995 and 1994, consisted of a car allowance and $6,303, in 1995, consisted of supplemental long-term disability insurance premiums paid by the Company.

(4) For 1996, includes $81,789, $49,892, $47,669, $24,263 and $41,375 in accrued benefits under the Company's Supplemental Executive Retirement Plan; $0, $1,688, $0, $6,408 and $2,179 in Company contributions to the 401(k) and non-qualified savings plans; and $4,380, $3,813, $7,393, $2,319 and $6,756 in term life insurance premiums paid by the Company for Messrs. Lentzsch, Haugsland, Korby, Harslem and Holland, respectively.

(5) Mr. Lentzsch became President and Chief Executive Officer effective November 15, 1994.

(6) Mr. Haugsland became Executive Vice President and Chief Operating Officer on May 15, 1995.

(7) Mr. Korby became Executive Vice President and Chief Financial Officer on April 13, 1995.

(8) Mr. Harslem resigned as the Company's Senior Vice President -- Information Services and Chief Information Officer effective December 31, 1996.

EMPLOYMENT CONTRACTS

     Craig R. Lentzsch. Mr. Lentzsch's terms of employment are governed by an employment contract that continues until November 14, 1997, subject to automatic successive one-year renewals unless and until terminated. The contract provides for an annual base salary to Mr. Lentzsch, currently $350,000, subject to annual review and adjustment. Mr. Lentzsch is entitled to receive an annual bonus in accordance with the Company's management incentive plan ("MIP") as in effect from time to time. Upon commencement of his employment contract, Mr. Lentzsch was granted options to purchase 400,000 shares of Common Stock which vest periodically between October 18, 1995 and October 18, 1997. If the Company terminates or does not renew Mr. Lentzsch's employment contract without good cause (as defined) or Mr. Lentzsch resigns for good reason (as defined), the Company must pay Mr. Lentzsch a lump sum payment equal to two times the sum of:
(i) an amount equal to his then-current, annualized base salary, and (ii) the greater of: (x) the applicable incentive bonus, or (y) $100,000. In addition, the options granted to Mr. Lentzsch, as described above, that would have vested on the anniversary immediately following such termination, would automatically vest. Additionally, Mr. Lentzsch's employment contract provides that if there is a change of control (as defined) and within two years thereafter, Mr. Lentzsch's employment contract is terminated, or not renewed, for any reason other than cause, death, disability or retirement, or if he resigns for good reason, (i) Mr. Lentzsch would be entitled to receive twice his then-current base salary plus twice all incentive compensation paid to him during the 12 months preceding the change of control plus continued employee benefits, subject to a "gross up" should any portion of his severance benefits be construed to be an "excess parachute payment" under the federal tax code, and (ii) all options granted in November 1994 become immediately vested and exercisable on that date. Mr. Lentzsch also participates in the Company's Supplemental Executive Retirement Plan ("SERP"), and has received past service credit, for vesting purposes only, related to his former employment with the Company, its affiliates and predecessors. Additionally, Mr. Lentzsch is entitled to participate in the Company's 401(k) plan, medical plan (with waiver of pre-existing conditions), and other applicable benefit plans and is entitled to estate, tax and financial planning assistance and a car allowance.

     Jack W. Haugsland. Mr. Haugsland's terms of employment are governed by an employment contract that continues until May 14, 1997. Thereafter, the term of Mr. Haugsland's employment contract will automatically renew for an initial renewal period of two years; thereafter, the contract will renew annually unless and until terminated. Mr. Haugsland is entitled to receive an annual base salary, currently $225,000, subject to annual review and adjustment. Mr. Haugsland is also entitled to receive an annual bonus in accordance with the Company's MIP as in effect from time to time. Upon commencement of his employment contract, Mr. Haugsland was granted options to purchase 300,000 shares of Common Stock which vest periodically between May 14, 1996 and May 14, 1998. If the Company terminates or does not renew Mr. Haugsland's employment contract without good cause (as defined) or Mr. Haugsland resigns for good reason (as defined) prior to May 14, 1999, the Company must pay Mr. Haugsland a lump sum payment equal to two times the sum of his then-current annualized salary plus the greater of: (i) his bonus for the current year, or
(ii) $51,000; after May 14, 1999, he would be entitled to receive one and one-half times his annual salary plus bonus. In the event of a change of control (as defined), a termination or non-renewal without good cause or a resignation for good reason, all stock options granted pursuant to the contract would become immediately vested and exercisable. If Mr. Haugsland's employment with the Company is terminated due to a change of control occurring on or prior to May 14, 1999, Mr. Haugsland would be entitled to receive two times his then-current annualized salary plus incentive bonus, as well as continued employee benefits. If a change of control occurs thereafter, Mr. Haugsland would be entitled to receive one and one-half times his then-current annualized salary plus incentive bonus, as well as continued employee benefits. Mr. Haugsland also participates in the Company's SERP, with vesting based on past service credit, and is entitled to participate in the Company's medical and benefit plans and receives estate, tax and financial planning assistance, a car allowance and country club dues reimbursement.

     Steven L. Korby. Mr. Korby's terms of employment are governed by an employment contract that continues until March 30, 1999. Thereafter, the contract will renew annually unless and until terminated. Mr. Korby is entitled to receive an annual base salary, currently $212,400, subject to annual review and adjustment. Mr. Korby is also entitled to receive an annual bonus in accordance with the Company's MIP as in effect from time to time. Upon commencement of his employment contract, Mr. Korby was granted options to purchase 300,000 shares of Common Stock which vest periodically between April 30, 1996 and April 30, 1998. If the Company terminates or does not renew Mr. Korby's employment contract without good cause (as defined) or Mr. Korby resigns for good reason (as defined) prior to March 30, 1999, the Company must pay Mr. Korby a lump sum payment equal to two times the sum of his then-current annualized salary plus the greater of: (i) his bonus for the current year, or
(ii) $48,000; after March 30, 1999, he would be entitled to receive one and one-half times his then-current annualized salary plus bonus. In the event of a change of control (as defined), a termination or non-renewal without good cause or a resignation for good reason, all stock options granted pursuant to the contract would become immediately vested and exercisable. If Mr. Korby's employment with the Company is terminated due to a change of control occurring on or prior to March 30, 1999, Mr. Korby would be entitled to receive two times his then current annualized salary plus incentive bonus, as well as continued employee benefits. If a change of control occurs thereafter, Mr. Korby would be entitled to receive one and one-half times his then-current annualized salary plus incentive bonus, as well as continued employee benefits. Mr. Korby also participates in the Company's SERP and is entitled to participate in the Company's medical and benefit plans and receives estate, tax and financial planning assistance and a car allowance.

SEVERANCE ARRANGEMENTS

     By Company policy, executive officers of the Company, not otherwise subject to an employment contract or other written severance arrangement, are entitled to severance pay in the event that employment is terminated for lack of duties or rearrangement of duties, including force reduction-related terminations. The severance pay eligibility ranges from 3 to 6 months of the executive officer's annual base salary on the date of termination, varying with the job grade of the executive. In order to receive any benefit greater than one week's salary, the executive officer must execute a release of claims.

DIRECTORS' COMPENSATION

     Directors of the Company are entitled to reimbursement of their reasonable out-of-pocket expenses in connection with their travel to and attendance at meetings of the Board of Directors or committees thereof. In addition, each director of the Company who is not also an officer or employee of the Company (an "Outside Director") receives an annual retainer of $25,000 (other than the Chairman of the Board, who receives an annual retainer of $45,000) and a fee of $1,000 for each meeting of the Board of Directors at which such director is present (or $500 in the case of a telephonic meeting). Each Outside Director who is a member of a committee of the Board of Directors also receives a fee of $750 (other than the Chairperson of the committee, who receives a fee of $1,000) for each meeting of such committee at which the director is present. Prior to the Annual Meeting, the Company anticipates adopting a new plan whereby Outside Directors will be entitled to defer receipt of all or a portion of their annual retainer fees.

     Outside Directors are entitled to stock option grants under the Company's 1995 Directors' Stock Incentive Plan. Each Outside Director elected or re-elected at the Company's annual meeting of stockholders is automatically granted options to purchase 20,000 shares of Common Stock. Outside Directors appointed to fill a vacancy on the Board of Directors during the course of a term receive a pro rata grant of the 20,000 shares. The exercise price of all option grants is the fair market value thereof on the date of grant. Each option lapses and ceases to be exercisable upon the earliest of: (i) 10 years from the date of grant, (ii) 6 months after the Outside Director ceases to be a director because of death or disability, (iii) immediately if the Outside Director is removed from office for cause by action of the stockholders of the Company in accordance with the Bylaws of the Company and the General Corporation Law of the State of Delaware or if the Outside Director voluntarily terminates service on the Board of Directors without the consent of the Company, (iv) 5 years after the date on which the Outside Director terminates service (other than for death, disability, for cause or without consent) if, at the time of termination, the Outside Director has served at least a three-year term of office, or (v) 30 days after the date on which the Outside Director terminates service (other than death, disability, for cause or without consent) if, at the time of termination, the Outside Director has not served at least a three-year term of office. Notwithstanding the foregoing, all options that have not previously been exercised nor lapsed and ceased to be exercisable, will vest and become exercisable upon the occurrence of any change in control.

STOCK OPTION PLANS

     The following table reflects all options granted to the Named Executive Officers of the Company during the fiscal year ended December 31, 1996 under the Company's stock option and incentive plans. Additionally, the present value of the options at the grant date is provided. The present value is calculated using the Black-Scholes model, which is a mathematical formula widely used to value stock options. This formula considers a number of factors, including the stock's volatility, dividend rate, term and vesting of the option and interest rates to estimate the option's present value. The stock option's ultimate value, regardless of its estimated value, will be dependent on the market value of the Common Stock at a future date when the stock option becomes exercisable and is exercised. This market value will depend on the efforts of the Company to increase the profitability of the Company for all stockholders. The Company's insider trading policy restricts and limits the exercise of stock options and thus may also affect the ultimate value realized by an option grantee.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                  INDIVIDUAL GRANTS
                         --------------------------------------------------------------------
                                                     % OF TOTAL
                          SECURITIES                  OPTIONS
                          UNDERLYING                 GRANTED TO                                  GRANT DATE
                            OPTIONS       GRANT      EMPLOYEES        EXERCISE     EXPIRATION      PRESENT
         NAME            GRANTED(#)(1)    DATE     IN FISCAL YEAR   PRICE ($/SH)      DATE        VALUE(2)
         ----            -------------   -------   --------------   ------------   ----------   -------------
Craig R. Lentzsch......     100,000      3/12/96        7.74            3.625       3/12/03        150,000
Jack W. Haugsland......      60,000      3/12/96        4.64            3.625       3/12/03         90,000
Steven L. Korby........      50,000      3/12/96        3.87            3.625       3/12/03         75,000
Bradley T. Harslem.....      35,000      3/12/96        2.71            3.625       3/12/03         52,500
J. Floyd Holland.......      30,000      3/12/96        2.32            3.625       3/12/03         45,000

---------------

(1) Twenty-five percent of the options granted are exercisable on and after March 12, 1997, 25% will become exercisable on and after March 12, 1998, 25% will become exercisable on and after March 12, 1999, and 25% will become exercisable on and after March 12, 2000.

(2) Assumptions used in calculating grant date present value under the Black-Scholes model include stock price volatility at the grant date of 35%, risk-free rate of return at the grant date of 6.0%, annual dividend yield of $0, an option term, reflecting risk of forfeiture, of five years from the grant date and a stock price at the grant date of $3.625.

     The following table reflects information with respect to option exercises by the Named Executive Officers during the fiscal year ended December 31, 1996, and information with respect to the unexercised options to purchase the Company's Common Stock granted under the Company's stock option and incentive plans to the Named Executive Officers and held by them at December 31, 1996.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                            AND FY-END OPTION VALUES

                                                        NUMBER OF SECURITIES            VALUE OF UNEXERCISED
                                                       UNDERLYING UNEXERCISED         IN-THE-MONEY OPTIONS AT
                         SHARES                         OPTIONS AT FY-END(#)                FY-END($)(1)
                       ACQUIRED ON      VALUE       ----------------------------    ----------------------------
        NAME           EXERCISE(#)   REALIZED($)    EXERCISABLE    UNEXERCISABLE    EXERCISABLE    UNEXERCISABLE
        ----           -----------   -----------    -----------    -------------    -----------    -------------
Craig R. Lentzsch....       0             0           476,000         464,000        1,112,090         965,010
Jack W. Haugsland....       0             0           145,000         315,000          261,405         472,965
Steven L. Korby......       0             0           132,500         267,500          246,953         423,358
Bradley T. Harslem...       0             0            92,750         199,750          107,274         223,411
J. Floyd Holland.....       0             0           149,950         149,550          104,159         186,885

---------------

(1) Computed based upon the difference between $4.25 per share, the fair market value at December 31, 1996, and the exercise price per share for the options.

LONG-TERM INCENTIVE PLANS

     The Company does not maintain any long-term incentive plan under which awards were granted or paid during 1996.

COMPENSATION AND ORGANIZATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The Compensation and Organization Committee (the "Compensation Committee") of the Board of Directors currently consists of Messrs. Caley, Meitz and Peck. See "Committees and Meetings of the Board of Directors." There were no interlocks on the part of any members of the Compensation and Organization Committee in 1996, and none of the members is a former or current officer, employee or consultant of the Company, except that for one meeting of the Compensation Committee in 1996, Mr. Plaskett served as temporary Chairperson due to the illness of the regular Chairperson of the Compensation Committee. From August, 1994 to November, 1994, Mr. Plaskett served as Interim President and Chief Executive Officer of the Company.

                      REPORT OF THE COMPENSATION COMMITTEE

     The members of the Compensation Committee of the Board of Directors, composed entirely of non-employee directors, have the duty to review the compensation levels and performance of executive officers, including the Named Executive Officers, to establish, approve and monitor the Company's compensation programs and policies and to review officer candidates and consider officer succession and related matters. In addition, the Compensation Committee oversees or administers the Company's Management Incentive Plans (the "MIPs") and the Company's stock option and incentive plans. The Compensation Committee formulates and maintains continuous oversight of all aspects of compensation for the executive officers.

COMPENSATION PHILOSOPHY AND OBJECTIVES

     The Company's executive compensation program consists of three main components:

- Base Salary. Executive officers' salaries are subject to annual review and adjustment based on a standardized performance review process. This review process is generally completed after each year during the first quarter of the next year and salary adjustments, if any, are generally implemented at the end of the first quarter.

- Performance-Based Incentive Payments. Executive officers have the potential to receive annual incentive payments under the Company's MIPs, based on the Company's financial performance relative to specific objectives established for the fiscal year. The Compensation Committee establishes these performance targets. The Company must meet or exceed these minimum financial performance objectives in order for the payments to be made.

- Long-Term Stock Options and Awards. Executive officers also have an opportunity to receive equity-based compensation, in the form of stock options to purchase the Company's Common Stock or other stock-related awards, linked to the long-term performance of the Company.

     The Compensation Committee's underlying compensation philosophy is that a substantial portion of the annual compensation of each executive officer must relate to, and be contingent upon, the financial performance of the Company, as well as the individual contribution of each executive officer. As a result, much of each executive officer's annual compensation is "at risk." Incentive payments under the Company's MIPs are designed to motivate executive officers to meet or exceed short-term (measured on a one-year or less period) financial performance targets. As the Company continues its financial turnaround and attempts to establish long-term profitability, the Compensation Committee believes it is critical for the Company to meet short-term performance targets. Additionally, the Company's compensation policies are also designed to provide significant long-term, equity-based incentives to ensure that executive officers are motivated over the long-term to respond to the Company's business challenges and opportunities. This is designed to align employees' interests with those of the Company's stockholders. Finally, also underlying the Compensation Committee's philosophy is the desire to recruit and retain a solid management team and develop future talent from within the organization.

     In establishing base salaries, benefit plans and cash and equity-based incentive plans for its executive officers, the Compensation Committee uses the services of a compensation consulting firm. During 1996, at the request of the Compensation Committee, the consulting firm completed a comprehensive review of the Company's compensation and benefit programs. The Company's programs were compared to the underlying philosophy of the Compensation Committee, as well as to compensation data compiled from 436 non-financial companies. From the data compiled, all elements of the Company's compensation programs were reviewed, including base salaries, benefits and perquisites, annual bonuses and long-term compensation. The Compensation Committee also reviewed the overall "mix" of compensation to determine if the Company's programs were consistent with compensation trends (that is, that an appropriate balance of short-term and long-term compensation was being maintained). While the Compensation Committee has compared the Company's programs to these other compensation programs, there is no specific "peer group" of companies that the Company rigidly judges itself by. Rather, companies that are in the business of transporting passengers and freight, companies in the service industry and companies that have successfully undergone a financial restructuring, have from time to time been used for comparison. Additionally, the Compensation Committee also takes into consideration other factors, including the Company's limited financial resources, when establishing the Company's programs. Generally, the Compensation Committee endeavors to pay competitive salaries and benefits. Based on its review, the Compensation Committee believes that the Company's compensation programs continue to be below the average when compared to the programs of other companies.

     At the start of each fiscal year, the Compensation Committee establishes annual financial goals under the MIPs for the Company. In 1996, the Compensation Committee based the financial targets on the Company's earnings before interest, taxes, depreciation and amortization ("EBITDA"). Each executive officer, including the CEO, is assigned a target award, which is a percentage of his or her annual base salary. The target awards range from 10% to 55% of the base salary. The target award is the same for each executive officer having the same salary grade level in the Company, although the Compensation Committee reserves the right to reduce a payout to a Named Executive Officer based on an evaluation of individual performance. Under the MIPs in effect in 1996, the percentage of the target award that each executive officer could have received varied from 0% to 200% of the target award, depending upon the percentage of the Company's EBITDA goal attained.

During 1996, the Compensation Committee also adopted a special one-time MIP for the fourth quarter of the year. This MIP was designed to focus management on achieving a profitable fourth quarter for the first time since 1992.

     The long-term, performance-based compensation of executive officers generally takes the form of option grants or restricted stock awards under the Company's stock option and incentive plans. The Compensation Committee also has the discretion to make other stock-related awards, such as stock appreciation rights and performance units. During 1996, the Compensation Committee made no awards other than stock option grants and restricted stock awards. In making such awards, the Compensation Committee generally takes into account: (i) each executive's responsibilities and relative position in the Company, as well as a subjective evaluation of each executive officer's performance during the prior and current fiscal year; (ii) the long-term, equity-based compensation plans established by other companies; (iii) awards made to each executive and the executive officers as a group in prior years and their holdings of Company stock; and (iv) the limited availability of Company shares reserved for these programs.

     As a matter of policy, the Compensation Committee establishes "step" vesting provisions where stock options become exercisable, in general, over a three- or four-year period. All stock option grants are made at the fair market value of the stock on the date of grant. Options granted to executives generally expire in five to ten years, depending upon the term of vesting. Restricted stock awards also have step vesting and have generally been designed to create an incentive for the executive to remain employed with the Company.

     The Compensation Committee's policy is to consider the tax deductibility of compensation expenses when designing and administering compensation plans. The Omnibus Budget Reconciliation Act of 1993, as reflected in regulations under
Section 162(m) of the Internal Revenue Code, places a limit on the amount of compensation in excess of $1 million that may be paid to the CEO and the four other most highly compensated executive officers. The Compensation Committee continuously monitors its plans to determine the tax deductibility implications of Section 162(m). It is the intent of the Compensation Committee to design plans that comply with Section 162(m), as long as such design does not hamper the Company's compensation practices. The Company's MIPs and stock option and incentive plans have been designed to meet the requirements of Section 162(m).

COMPANY PERFORMANCE AND CHIEF EXECUTIVE OFFICER COMPENSATION

     The Compensation Committee reviewed the Company's 1996 financial performance relative to the established annual EBITDA goal and determined that the Company met the minimum performance target established for 1996. Additionally, the Company posted a profit during the fourth quarter, thus triggering a payout under the special MIP. The Compensation Committee determined that overall the Company achieved 83% of the established EBITDA target. In total, incentive payments under both MIPs amounted to a payout equal to 58% of the target percentage established for each participant. The total payout was made up of a 33% target award under the annual MIP and a 25% target award under the special fourth quarter MIP.

     During 1996, the Company's President and Chief Executive Officer, Craig R. Lentzsch, was paid an annual base salary of $350,000, based on the terms of his employment contract. No adjustment to Mr. Lentzsch's base salary was made during the year. In lieu of a salary increase, Mr. Lentzsch was awarded 15,000 shares of restricted stock. At the time of grant, the stock had a fair market value, net of consideration to be paid by Mr. Lentzsch, of $55,163. This award was made in recognition of the substantial improvement of the Company's performance during 1995 versus 1994. Essentially, this compensation is "at risk" and its ultimate value is dependent upon future Company performance. Vesting of the restricted stock will occur over a three-year period. The Compensation Committee opted to use a stock award, rather than a salary increase, so as to link Mr. Lentzsch's compensation to improvements of the Company's financial position. For 1996, Mr. Lentzsch earned a bonus of $112,228, the amount determined to be due under the Company's MIPs and commensurate with the Company's financial performance versus the established performance goals. During 1996, the Compensation Committee approved stock option grants to executive officers. Mr. Lentzsch received a 100,000-share grant. This grant compares with grants made during 1994 and 1995 of 400,000 and 440,000 shares, respectively. Overall, the terms of Mr. Lentzsch's employment and compensation reflect the

Compensation Committee's philosophy of creating short term "at risk" incentive pay, as well as long-term incentives through the use of material stock option grants.

                                            Compensation and Organization
                                            Committee:

                                            Richard J. Caley
                                            A. A. Meitz
                                            Stephen M. Peck
                                            Thomas G. Plaskett

                            STOCK PRICE PERFORMANCE

     The following graph depicts the Company's stock price performance relative to the performance of the Standard & Poor 500 Composite Index and the Standard & Poor Transportation Index.

                                                                                 S&P
        Measurement Period          Greyhound Lines,        S&P 500        Transportation
      (Fiscal Year Covered)               Inc.          Composite Index         Index
12/92                                          100.00             100.00             100.00
12/93                                           90.20             119.76             123.98
12/94                                           18.14             130.61             109.41
12/95                                           33.82             189.91             157.50
12/96                                           33.33             243.30             185.71

     The graph above assumes an investment of $100 in the Company's Common Stock, the Standard & Poor 500 Composite Index and the Standard & Poor Transportation Index on December 31, 1992, and assumes a reinvestment of all dividends. The Company has not paid cash dividends on its Common Stock. Note that the Company's Common Stock price performance on the graph above is not necessarily indicative of future stock price performance.

                              VOTING REQUIREMENTS

     With regard to Proposal No. 1, the election of directors, votes may be cast for or votes may be withheld from a nominee. Directors will be elected by plurality vote. Therefore, votes that are withheld will be excluded entirely from the vote and will have no effect. Abstentions may not be specified with respect to the election of directors and, under Delaware law, broker non-votes (i.e., the failure of a broker to vote on a non-discretionary matter in absence of instructions from the beneficial owner of the Common Stock) will have no effect on the outcome of the election of directors.

     With regard to Proposal No. 2, the ratification of the appointment of Arthur Andersen LLP as the Company's independent public accountants, votes may be cast for or against this proposal, or stockholders may abstain from voting. Approval of this proposal requires the affirmative votes of at least a majority of the shares of Common Stock voted at the meeting. Therefore, abstentions will have the effect of votes against the approval of this proposal and, under Delaware law, broker non-votes will have no effect on the outcome.

     If no directions are specified in any duly signed and dated proxy card received by the Company, the shares represented by that proxy card will be counted as present for quorum purposes and will be voted by the named attorneys-in-fact (i) FOR the election of the directors recommended by the Board of Directors; (ii) FOR the ratification of the appointment of Arthur Andersen LLP as independent public accountants for fiscal year 1997; and (iii) in accordance with the discretion of the named attorneys-in-fact on other matters, if any, properly brought before the Annual Meeting.

            SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a)of the Securities Exchange Act of 1934 requires the Company's directors and executive officers, and persons who own more than 10% of the Company's Common Stock, to file with the Securities and Exchange Commission (the "SEC") and the American Stock Exchange, Inc. reports of ownership and changes in ownership of Common Stock and other equity securities of the Company. Officers, directors and greater than 10% stockholders of the Company are required by SEC regulation to furnish the Company with copies of all Section 16(a) reports they file.

     Based solely on a review of the copies of such reports furnished to the Company or written representations that no other reports were required, the Company believes that, during the fiscal year ended December 31, 1996, all filing requirements applicable to its officers, directors and greater than 10% beneficial owners were complied with.

                                 OTHER MATTERS

     Frederick F. Richards has been engaged by the Company as an independent management consultant on an at-will basis since November 1994, supplying consulting services to the Company on a variety of operational and technology issues. Mr. Richards received $180,000 for these services in 1996 from the Company. Mr. Richards is the son-in-law of A. A. Meitz, a director of the Company since November 21, 1995.

     The Board of Directors knows of no other matters to be brought before the Annual Meeting. However, if any other matters are properly brought before the Annual Meeting, it is the intention of the attorneys-in-fact named in the accompanying proxy card to vote in accordance with their judgment on such matters.

                             STOCKHOLDER PROPOSALS

     Stockholder proposals to be included in the Company's proxy statement relating to the 1998 Annual Meeting of Stockholders of the Company must be received by no later than December 17, 1997 at the Company's principal executive offices, 15110 N. Dallas Parkway, Suite 600, Dallas, Texas 75248, directed to the attention of the Secretary. Stockholders of the Company who intend to nominate candidates for election as a director or to bring business before the meeting must also comply with the applicable procedures set forth in the Company's Bylaws (See "ELECTION OF DIRECTORS -- Stockholder Nomination of Director Candidates"). The Company will furnish copies of such Bylaw provisions upon written request to the Secretary of the Company at the aforementioned address.

                           AVAILABILITY OF FORM 10-K

     The Company will provide to any stockholder, without charge, upon written request of such stockholder, a copy of the Annual Report on Form 10-K for the fiscal year ended December 31, 1996, as filed with the SEC. Such requests should be addressed to Investor Relations, Greyhound Lines, Inc., P.O. Box 660606, Dallas, Texas 75266-0606.

     The foregoing notice and proxy statement is sent by order of the Board of Directors.

                                            /s/ MARK E. SOUTHERST
                                            -----------------------------
                                            Mark E. Southerst
                                            Vice President and
                                            General Counsel and Secretary

April 16, 1997

PROXY
                             GREYHOUND LINES, INC.
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

         Thomas G. Plaskett, Craig R. Lentzsch and Mark E. Southerst, or any of them, with power of substitution to each, are hereby authorized to represent the undersigned at the Annual Meeting of Stockholders of Greyhound Lines, Inc. to be held at The Westin Hotel, Galleria Dallas, Galleria III Room, 13340 Dallas Parkway, Dallas, Texas 75240, on Tuesday, May 20, 1997, at 10:00 a.m., local time, and to vote the number of shares which the undersigned would be entitled to vote if personally present on all matters properly coming before the Annual Meeting or any adjournment thereof. The attorneys-in-fact are authorized to vote in their discretion upon such other business as may properly come before the Annual Meeting and any and all adjournments thereof.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE DIRECTOR NOMINEES AND THE RATIFICATION OF THE APPOINTMENT OF ARTHUR ANDERSEN LLP AS INDEPENDENT ACCOUNTANTS. THIS PROXY WILL BE VOTED AS YOU DIRECT; IN THE ABSENCE OF SUCH DIRECTION, IT WILL BE VOTED "FOR" EACH OF THE FOREGOING PROPOSALS.

                          (Continued on reverse side)

--------------------------------------------------------------------------------
                              FOLD AND DETACH HERE

                                ADMISSION TICKET

                             GREYHOUND LINES, INC.

                         ANNUAL MEETING OF STOCKHOLDERS
                             TUESDAY, MAY 20, 1997
                                   10:00 A.M.
                                THE WESTIN HOTEL
                                GALLERIA DALLAS
                               GALLERIA III ROOM
                              13340 DALLAS PARKWAY
                              DALLAS, TEXAS 75240

--------------------------------------------------------------------------------
                             FOLD AND DETACH HERE

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
 TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS, SIGN AND                             PLEASE MARK    [X]
DATE THIS CARD IN THE SPACE BELOW. NO BOXES NEED TO BE CHECKED.                                          YOUR VOTES AS
                                                                                                         INDICATED IN
                                                                                                         THIS EXAMPLE

(1)  ELECTION OF DIRECTORS                      Instruction: TO WITHHOLD AUTHORITY TO VOTE FOR ONE OR MORE INDIVIDUAL NOMINEES,
                                                STRIKE A LINE THROUGH THE NOMINEE'S NAME IN THE LIST BELOW.

    FOR           VOTE WITHHELD                 Richard J. Caley, Linda Chavez, A.A. Meitz
    ALL         FROM ALL NOMINEES
  NOMINEES     LISTED TO THE RIGHT.                                                       I PLAN TO ATTEND THE MEETING   [ ]
    [ ]                [ ]

(2)  RATIFICATION OF APPOINTMENT OF ARTHUR ANDERSEN LLP
     AS INDEPENDENT ACCOUNTANTS FOR FISCAL YEAR 1997.

         FOR          AGAINST         ABSTAIN
         [ ]            [ ]             [ ]

                                                         DATED                                                       , 1997
                                                              -------------------------------------------------------


                                                         ------------------------------------------------------------------
                                                                                      Signature

                                                         ------------------------------------------------------------------
                                                                                      Signature

                                                         Please sign your name as it appears hereon. Joint owners should each sign.
                                                         Executors, administrators, trustees, etc., should give full title as such.
                                                         If the signer is a corporation, please sign full corporate name by duly authorized officer. PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD
                                                         PROMPTLY USING THE ENCLOSED ENVELOPE.

------------------------------------------------------------------------------------------------------------------------------------
                                                       FOLD AND DETACH HERE

                                                          FROM D/FW AIRPORT:

                                                          o  North Exit from airport
                                                          o  Exit I-635 East
                                                          o  Exit Dallas Parkway North/Tollway South, Exit 22D
                                                          o  Stay to the right for Dallas Parkway North exit
                                                          o  Pass Inwood South (1st light)
                   [MAP]                                  o  Left onto Dallas Parkway (2nd light)
                                                          o  Turn right at second traffic light into Galleria complex
                                                          o  Follow signs to hotel

                                                          FROM LOVE FIELD AIRPORT:

                                                          o  Turn left (east) onto Mockingbird Lane
                                                          o  Stay in left lane
                                                          o  Take Dallas Tollway North and exit Galleria/
                                                             Dallas Parkway
                                                          o  Turn right into Galleria complex
                                                          o  Follow signs to hotel
------------------------------------------------------------------------------------------------------------------------------------
                                       FOLD AND DETACH HERE AND RETURN WITH YOUR PROXY CARD
                                   IF YOU ARE RECEIVING MULTIPLE COPIES OF YOUR ANNUAL REPORTS

                                                                       [  ]      MULTIPLE COPIES OF STOCKHOLDER
                                                                                 REPORTS ARE BEING RECEIVED AT THIS
                                                                                 ADDRESS. PLEASE DISCONTINUE THESE
                                                                                 MAILINGS TO THIS ACCOUNT. (NOTE: AT
                                                                                 LEAST ONE STOCKHOLDER REPORT MUST
                                                                                 BE MAILED.)

                                                                                 IF YOU NEED INSTRUCTIONS ON HOW TO
                                                                                 TRANSFER YOUR STOCK OR CHANGE YOUR
                                                                                 ADDRESS, PLEASE CALL OUR TRANSFER
                                                                                 AGENT, CHASEMELLON SHAREHOLDER
                                                                                 SERVICES, L.L.C. AT 1-800-288-9541.


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